EXHIBIT 99.1

NEWS ANNOUNCEMENT

                     BRILLIANT DIGITAL ENTERTAINMENT REPORTS
                           SECOND QUARTER 2004 RESULTS

LOS ANGELES, CA - AUGUST 17, 2004 - Brilliant Digital Entertainment, Inc. (OTCBB: BDEI), the leading provider of secure digital media via peer-to-peer technology, today reported results for the second quarter ended June 30, 2004.

Brilliant Digital reported net revenues for the second quarter ended June 30, 2004 increased 31% to $2,215,000 from $1,694,000 in the comparable second quarter of 2003. The company reported a net loss of ($2,198,000), or ($0.05) per share, for the second quarter ended June 30, 2004, compared to net income of $883,000, or $0.01 per share for the second quarter of 2003. For the six month period ended June 30, 2004, Brilliant Digital reported a net loss of
($2,552,000) or ($0.06) per share, compared to a net loss of ($53,000) or ($0.00) per share for the six month period ended June 30, 2003. Loss from operations was ($191,000) for the second quarter ended June 30, 2004, compared with a loss of ($459,000) for the comparable period in the previous year and ($115,000) for the six month period ended June 30, 2004, compared with ($949,000) for the comparable period in 2003.

"We continue to build the size of our catalog through our focus on acquiring quality, digital content for distribution. We believe our efforts in this area, together with revenue from our search agreement with The Excite Network and patent license agreement with Sharman Networks, will continue to provide a stable base from which the future growth of Brilliant Digital will develop." said Kevin Bermeister, CEO of Brilliant Digital Entertainment.


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ABOUT BRILLIANT DIGITAL ENTERTAINMENT

Brilliant Digital Entertainment, Inc. is the parent company of Altnet Inc. and a developer of advertising, transaction processing and content creation technologies for the Internet. Find out more at http://www.brilliantdigital.com.

ABOUT ALTNET

Altnet provides content owners a secure platform to sell their files and rewards consumers with easy access to legal content. Through its TopSearch preferred search listings, Altnet reaches an estimated 70 million users and is the #1 issuer of rights managed content in the world. Altnet technology inter-operates with affiliate websites and peer-to-peer applications to allow Internet users to simply and easily locate, download, sample, and purchase digital content. Software, game, music and film companies distribute with Altnet to generate new revenue streams while curbing piracy. Altnet is a subsidiary of Brilliant Digital Entertainment. Find out more at http://www.altnet.com

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

Statements in this news release that relate to projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results may differ materially due to a variety of factors, including those factors set forth in Brilliant's most recently filed Form 10-KSB and Form 10-QSB reports which are available from Brilliant Digital Entertainment's Investor Relations department and may be obtained by calling or writing to Robin Gore, at 818-615-1500 X512 or rgore@bde3d.com.

                          (financial statements follow)


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                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                                                        JUNE 30,
                                                                         2004
                                                                       --------
ASSETS                                                               (unaudited)
Current assets:
    Cash and cash equivalents ..................................       $    509
    Restricted cash ............................................             75
    Accounts receivable, net ...................................          2,048
    Debt Issuance Costs ........................................          1,913
    Note Receivable ............................................             60
    Other assets, net ..........................................            152
                                                                       --------
Total current assets ...........................................          4,757
Property, plant and equipment, net .............................            118
License Rights .................................................          1,396
                                                                       --------
Total assets ...................................................       $  6,271
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable ...........................................            836
    Accrued expenses, related parties ..........................          2,872
    Accrued expenses ...........................................            594
    Guaranteed minimum payments, related party .................            360
    Deferred revenue ...........................................            111
    Secured convertible promissory notes,
       including accrued interest ..............................          4,133
                                                                       --------
Total current liabilities ......................................          8,906
Other long term liabilities ....................................            142
Long-term Guaranteed Minimum Payments, related party ...........            390
                                                                       --------
Total liabilities ..............................................          9,438

Stockholders' deficit:
    Common stock ...............................................             47
    Additional paid-in capital .................................         69,703
    Accumulated deficit ........................................        (72,999)
    Unrealized gain on marketable securities and
       foreign exchange transactions ...........................             82
                                                                       --------
Total stockholders' deficit ....................................         (3,167)
                                                                       --------
Total liabilities and stockholders' deficit ....................       $  6,271
                                                                       ========



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
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                             THREE MONTHS             SIX MONTHS
                                                            ENDED JUNE 30,          ENDED JUNE 30,
                                                        --------------------    --------------------
                                                          2003        2004        2003        2004
                                                        --------    --------    --------    --------
                                                      (unaudited)  (unaudited) (unaudited) (unaudited)
Revenues:
      Marketing services ............................   $    564    $  1,588    $    564    $  3,428
      Licensing and other services ..................        724         523         890       1,065
      Distribution and technology from related
       party ........................................        229        --           458        --
      Digital content ...............................        177         104         368         229
                                                        --------    --------    --------    --------
            Total revenues ..........................      1,694       2,215       2,280       4,722

Costs and expenses:
     Costs of revenues ..............................        229         265         289         589
     Sales and marketing ............................        308         286         397         664
     General and administrative .....................      1,458       1,731       2,183       3,331
     Research and development .......................        123         116         307         231
     Depreciation and amortization ..................         35           8          53          22
                                                        --------    --------    --------    --------
                                                           2,153       2,406       3,229       4,837
                                                        --------    --------    --------    --------
Income (loss) from operations .......................       (459)       (191)       (949)       (115)
Other income (expense):
     Other Income ...................................      2,097           2       2,097           4
     Loss on write off of deferred fees .............       (206)       --          (206)       --
     Interest expense ...............................       (549)     (2,009)       (995)     (2,441)
                                                        --------    --------    --------    --------
      Total other income (expense) ..................      1,342      (2,007)        896      (2,437)
                                                        --------    --------    --------    --------
Net income (loss) ...................................        883      (2,198)        (53)     (2,552)
Unrealized Gain Marketable Securities ...............       --          --            31        --
Foreign currency translation adjustment
   (net of tax effects) .............................       --            15        --            82
                                                        --------    --------    --------    --------
Comprehensive income (loss)..........................   $    883      (2,183)        (22)     (2,470)
                                                        ========    ========    ========    ========

Basic and fully-diluted net income (loss)
   per share ........................................   $   0.01    $  (0.05)   $   --      $  (0.06)
                                                        ========    ========    ========    ========

  Weighted average number of shares used
   in computing basic and fully-diluted
   net income (loss) per share ......................     97,425      42,857      35,596      42,601
                                                        ========    ========    ========    ========